Exhibit (h)(3)

AMENDMENT #26 to FUND SERVICES AGREEMENT

AMENDMENT #26 (the “Amendment”) dated as of November 12, 2012 by and between PROSHARES TRUST (“ProShares”) and J.P. MORGAN INVESTOR SERVICES CO. (“J.P. Morgan”) to the Fund Services Agreement dated June 16, 2006 (as amended and in effect on the date hereof, the “Agreement”).

WITNESSETH

WHEREAS, ProShares and J.P. Morgan have entered into the Agreement, and

WHEREAS, ProShares and J.P. Morgan wish to amend the Agreement and to have the Agreement, as amended herein, govern the rights and obligations of ProShares and J.P. Morgan.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, ProShares and J.P. Morgan hereby acknowledge and agree as follows:

1. Certain Definitions. Unless otherwise defined herein, capitalized terms used herein have the meanings specified in or pursuant to the Agreement.

2. Amendments.

(a) All references to Fund Regulatory Services are hereby deleted from the agreement.

(b) Schedule A of the Agreement is hereby amended by replacing it in its entirety with Schedule A annexed hereto.

(c) Schedule B of the Agreement is hereby amended by replacing it in its entirety with Schedule B annexed hereto.

3. Except as specifically amended hereby, all of the terms and conditions of the Agreement shall continue to be in full force and effect and shall be binding upon the parties in accordance with their respective terms.

4. Each of the parties hereby represents and warrants that:

(a) the representations and warranties contained in the Agreement are true on and as of the date hereof as if made by the party on and as of said date, and

(b) the execution, delivery and performance of this Amendment are within the party’s corporate power and have been duly authorized by all necessary corporate action, and this Amendment constitutes the legal, valid and binding obligation of the party in accordance with its terms.

5. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

6. This Amendment shall be construed in accordance with and be governed by the laws of the State of New York (without reference to choice of law doctrine) and the applicable provisions of the 1940 Act.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers or authorized representatives as of the day and year first above written.

PROSHARES TRUST

/s/ Todd Johnson
Name: Todd Johnson
Title: CIO

J.P. MORGAN INVESTOR SERVICES CO.

/s/ Josh Jacobs
Name: Josh Jacobs
Title: Vice President

FUND SERVICES AGREEMENT

SCHEDULE A

1. ProShares Short S&P500

2. ProShares Short QQQ

3. ProShares Short Dow30

4. ProShares Short MidCap400

5. ProShares UltraShort S&P500

6. ProShares UltraShort QQQ

7. ProShares UltraShort Dow30

8. ProShares UltraShort MidCap400

9. ProShares Ultra S&P500

10. ProShares Ultra QQQ

11. ProShares Ultra Dow30

12. ProShares Ultra MidCap400

13. ProShares Ultra SmallCap600

14. ProShares Ultra Russell2000

15. ProShares Short SmallCap600

16. ProShares Short Russell2000

17. ProShares UltraShort SmallCap600

18. ProShares UltraShort Russell2000

19. ProShares Ultra Basic Materials

20. ProShares Ultra Consumer Goods

21. ProShares Ultra Consumer Services

22. ProShares Ultra Financials

23. ProShares Ultra Health Care

24. ProShares Ultra Industrials

25. ProShares Ultra Oil & Gas

26. ProShares Ultra Real Estate

27. ProShares Ultra Semiconductors

28. ProShares Ultra Technology

29. ProShares Ultra Utilities

30. ProShares UltraShort Basic Materials

31. ProShares UltraShort Consumer Goods

32. ProShares UltraShort Consumer Services

33. ProShares UltraShort Financials

34. ProShares UltraShort Health Care

35. ProShares UltraShort Industrials

36. ProShares UltraShort Oil & Gas

37. ProShares UltraShort Real Estate

38. ProShares UltraShort Semiconductors

39. ProShares UltraShort Technology

40. ProShares UltraShort Utilities

41. ProShares Ultra Russell1000 Value

42. ProShares Ultra Russell1000 Growth

43. ProShares Ultra Russell MidCap Value

44. ProShares Ultra Russell MidCap Growth

45. ProShares Ultra Russell2000 Value

46. ProShares Ultra Russell2000 Growth

47. ProShares UltraShort Russell1000 Value

48. ProShares UltraShort Russell1000 Growth

49. ProShares UltraShort Russell MidCap Value

50. ProShares UltraShort Russell MidCap Growth

51. ProShares UltraShort Russell2000 Value

52. ProShares UltraShort Russell2000 Growth

53. ProShares Short MSCI Emerging Markets

54. ProShares Short MSCI EAFE

55. ProShares UltraShort MSCI Emerging Markets

56. ProShares UltraShort MSCI Japan

57. ProShares UltraShort MSCI EAFE

58. ProShares UltraShort FTSE China 25

59. ProShares UltraShort 7-10 Year Treasury

60. ProShares UltraShort 20+ Year Treasury

61. ProShares Ultra FTSE China 25

62. ProShares Ultra MSCI Japan

63. ProShares Ultra Telecommunications

64. ProShares UltraShort Telecommunications

65. ProShares Short Financials

66. ProShares Short Oil & Gas

67. ProShares Ultra MSCI EAFE

68. ProShares Ultra MSCI Emerging Markets

69. ProShares Ultra Russell3000

70. ProShares UltraShort MSCI Europe

71. ProShares UltraShort MSCI Pacific ex-Japan

72. ProShares UltraShort MSCI Brazil

73. ProShares UltraShort MSCI Mexico Investable Market

74. ProShares UltraShort Russell3000

75. ProShares Credit Suisse 130/30

76. ProShares UltraPro S&P500

77. ProShares UltraPro Short S&P500

78. ProShares Short 20+ Year Treasury

79. ProShares Ultra 7-10 Year Treasury

80. ProShares Ultra 20+ Year Treasury

81. ProShares UltraPro Dow30

82. ProShares UltraPro MidCap400

83. ProShares UltraPro Russell2000

84. ProShares UltraPro QQQ

85. ProShares UltraPro Short Dow30

86. ProShares UltraPro Short MidCap400

87. ProShares UltraPro Short Russell2000

88. ProShares UltraPro Short QQQ

89. ProShares Short Basic Materials

90. ProShares Short Real Estate

91. ProShares Short FTSE China 25

92. ProShares Ultra Nasdaq Biotechnology

93. ProShares UltraShort Nasdaq Biotechnology

94. ProShares Ultra KBW Regional Banking

95. ProShares Short KBW Regional Banking

96. ProShares Ultra MSCI Europe

97. ProShares Ultra MSCI Pacific ex-Japan

98. ProShares Ultra MSCI Brazil

99. ProShares Ultra MSCI Mexico Investable Market

100. ProShares RAFI Long/Short

101. ProShares Hedge Replication ETF

102. ProShares UltraShort TIPS

103. ProShares Short High Yield

104. ProShares Short Investment Grade Corporate

105. ProShares Ultra Short 3-7 Year Treasury

106. ProShares Short 7-10 Year Treasury

107. ProShares Ultra High Yield

108. ProShares Ultra Investment Grade Corporate

109. ProShares German Sovereign/Sub-Sovereign ETF

110. ProShares UltraPro 10 Year TIPS/TSY Spread

111. ProShares UltraPro Short 10 Year TIPS/TSY Spread

112. ProShares 30 Year TIPS/TSY Spread

113. ProShares Short 30 Year TIPS/TSY Spread

114. ProShares UltraPro MSCI Emerging Markets

115. ProShares UltraPro Short MSCI Emerging Markets

116. ProShares UltraPro 20+ Year Treasury

117. ProShares UltraPro Short 20+ Year Treasury

118. ProShares USD Covered Bond

119. ProShares UltraPro Financials

120. ProShares UltraPro Short Financials

121. ProShares Merger Arbitrage

FUND SERVICE AGREEMENT

SCHEDULE B

FEE Schedule

Fund Accounting, Fund Administration and Standard Fund Regulatory Services

[Portions Redacted]

The annual fees set forth on this Schedule B include the (1) per fund fees for funds that hold securities, other than cash equivalents, (2) per fund fees for funds that do not hold securities, except for cash equivalents, and (3) out-of-pocket expenses described in Section 5, which will be valid for the services described in this Agreement. The fees described herein will not be subject to change for a period of three (3) years following June 1, 2011. JPM will monitor the funds for securities holdings on a quarterly basis and will obtain the Trust’s prior approval for any proposed changes.

(1)	Annual fee for funds that hold securities other than cash equivalents (calculated monthly based on average daily net assets)

Fee Schedule (June 1st 2011 – December 31 2011)
$0 to $50 million	[Redacted] BPS
Over $50 million to $100 million	[Redacted] BPS
Over $100 million to $250 million	[Redacted] BPS
Over $250 million to $500 million	[Redacted] BPS
Over $500 million to $1 billion	[Redacted] BPS
Over $1 billion	[Redacted] BPS

Minimum asset-based fee	[Redacted]

Beginning with an effective date of January 1st, 2012
$0 to $50 million	[Redacted] BPS
Over $50 million to $100 million	[Redacted] BPS
Over $100 million to $250 million	[Redacted] BPS
Over $250 million to $500 million	[Redacted] BPS
Over $500 million to $1 billion	[Redacted] BPS
Over $1 billion	[Redacted] BPS

Minimum asset-based fee	[Redacted]

The minimum fee does not apply for the initial year for any new fund.

JPM will waive [Redacted] bps of the annual asset based fee for assets of each fund from [Redacted] to [Redacted] for the initial twelve months of this amended agreement beginning with an effective date of June 1, 2011. For funds where the total annual asset based fee does not exceed the minimum asset based fee for the initial year of this amendment, the minimum asset-based fee will be decreased by the amount equal to: the average assets of the fund for the first year x [Redacted] BPS.

Annual Cost Lot Selection Fee: [Redacted] per fund, after the initial year for any new fund.

Annual PFIC Identification Fee: [Redacted] that holds equity securities, after the initial year for any new fund.

Annual Fee for periodic Capital Gain Estimates (up to ten): [Redacted] per fund, after the initial year for any new fund, includes calculations of equalization credits and deferred losses due to wash sales (note: this fee may be adjusted as mutually agreed periodically to account for changes in circumstances):

(2)	Annual fee for funds that do not hold securities other than cash equivalents (calculated monthly based on average daily net assets)

Fee Schedule (June 1st 2011 – December 31 2011)
$0 to $50 million	[Redacted] BPS
Over $50 million to $100 million	[Redacted] BPS
Over $100 million to $250 million	[Redacted] BPS
Over $250 million to $500 million	[Redacted] BPS
Over $500 million to $1 billion	[Redacted] BPS
Over $1 billion	[Redacted] BPS

Minimum asset-based fee	[Redacted]

Beginning with an effective date of January 1st, 2012
$0 to $50 million	[Redacted] BPS
Over $50 million to $100 million	[Redacted] BPS
Over $100 million to $250 million	[Redacted] BPS
Over $250 million to $500 million	[Redacted] BPS
Over $500 million to $1 billion	[Redacted] BPS
Over $1 billion	[Redacted] BPS

Minimum asset-based fee	[Redacted]

The minimum fee does not apply for the initial year for any new fund.

JPM will waive [Redacted] of the annual asset based fee for assets of each fund from [Redacted] to [Redacted] for the initial twelve months of this amended agreement beginning with an effective date of June 1, 2011. For funds where the total annual asset based fee does not exceed the minimum asset based fee for the initial year of this amendment, the minimum asset-based fee will be decreased by the amount equal to: the average assets of the fund for the first year x [Redacted] BPS.

Annual Fee for periodic Capital Gain Estimates (up to ten): [Redacted] per fund, after the initial year for any new fund, includes calculations of equalization credits (note: this fee may be adjusted as mutually agreed periodically to account for changes in circumstances).

(3)	Out-of-Pocket Expenses

A list of out-of-pocket expenses is provided in Section 5. J.P. Morgan must obtain the Trust’s approval for any additional out-of-pocket expenses. The Trust will reimburse J.P. Morgan for Fund expenses incurred by J.P. Morgan on behalf of the Trust, provided that such expenses are without markup, customary and commercially reasonable. With respect to the foregoing, J.P. Morgan shall provide, upon request by the Trust, invoices and other reasonable items requested by the Trust in order to verify such expenses.